Exhibit 24.1



                            POWER OF ATTORNEY

      We, the undersigned officers and directors of Compaq Computer Corporation, do hereby constitute and appoint Eckhard Pfeiffer, Earl L. Mason and J. David Cabello, or any one of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers, and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with the Company's registration statements on Form S-8 regarding the Compaq Computer Corporation 1985 Stock Option Plan, the Compaq Computer Corporation 1989 Equity Incentive Plan and the Compaq Computer Corporation 1995 Equity Incentive Plan, including specifically, but without limitation, power and authority to sign for us or any of us, in our names in the capacities indicated below, any and all amendments thereto; and we do each hereby ratify and confirm all that the said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof. The following persons executed this power of attorney in the capacities and on the dates indicated below.


Signature                          Title                                  Date
---------                          -----                                  ----


/s/ Eckhard Pfeiffer        President, Chief Executive Officer   June 14, 1997
--------------------        and Director (principal  executive
(Eckhard  Pfeiffer)         officer)


/s/ Earl L. Mason           Senior Vice President and            June 14, 1997
-----------------           Chief Financial Officer (principal
 (Earl  L.  Mason)          financial  and  accounting  officer)


/s/ Benjamin M. Rosen       Chairman of the Board of Directors   June 14, 1997
---------------------
(Benjamin  M.  Rosen)


/s/  Lawrence T. Babbio     Director                             June 12, 1997
-----------------------
(Lawrence  T.  Babbio)


/s/ Robert Ted Enloe, III   Director                             June 14, 1997
-------------------------
(Robert  Ted  Enloe,  III)


/s/ George H. Heilmeier     Director                             June 14, 1997
-----------------------
(George  H.  Heilmeier)


/s/ George E.R. Kinnear II  Director                             June 14, 1997
--------------------------
(George E.R. Kinnear II)


/s/ Peter N. Larson         Director                             June 14, 1997
--------------------
(Peter  N.  Larson)


/s/ Kenneth L. Lay          Director                             June 14, 1997
------------------
(Kenneth  L.  Lay)


/s/ Kenneth Roman           Director                             June 14, 1997
-----------------
(Kenneth  Roman)


/s/ Lucille S. Salhany      Director                             June 14, 1997
----------------------
(Lucille  S.  Salhany)